SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) September 26, 2000


                      International Cosmetics Marketing Co.
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      (Exact name of registrant as it appears as specified in its charter)


       Florida                          0-27833                   65-0598868
----------------------------         ----------------         ------------------
(State or other jurisdiction         (Commission File         (IRS Employer
 or incorporation)                    Number)                 dentification No.)

    6501 NW Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code    561-999-8878
                                                   ------------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant

         At a meeting held on September 26, 2000, the Board of Directors of International Cosmetics Marketing Co. (the "Company") approved the engagement of Daszkal Bolton Manela Devlin & Co. as independent auditors of the Company for the fiscal year ended June 30, 2000, to replace the firm of London Witte & Company, P.A. ("London Witte"), who upon mutual agreement with the Company were replaced as the Company's auditors effective September 26, 2000.

         The report of London Witte on the Company's financial statements at June 30, 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audit of the Company's financial statements as of June 30, 1999, and in the subsequent interim periods, there were no disagreements with London Witte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of London Witte would have caused London Witte to make reference to the subject matter in their report. The Company has requested London Witte to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of London Witte's letter dated September 26, 2000, is filed as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  16.1     Letter of London Witte & Company, P.A. pursuant to
                           Item 304(a)(3) of Regulation SB.


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




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                       International Cosmetics Marketing Co.


                                        By: /s/ Stephanie McAnly
                                            ------------------------
                                            Stephanie McAnly
                                            President

Dated: October 2, 2000




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